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                                                               EXHIBIT B


                       Executive Officers and Directors of
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                   Citigroup Alternative Investments GP, LLC.
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Name                                 Title
----                                 -----
Bruce Zimmerman                      Director and Executive Officer
Max Giacommazzi                      Director and Executive Officer
Ihor Rakowsky                        Executive Officer
Andrew E. Feldman                    Executive Officer